U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(D) of theSecurities
Exchange Act of 1934

Date of Report
September 15, 2004

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CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP
Organized pursuant to the Laws of the State of Maryland

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Commission File Number 0-11973

Internal Revenue Service – Employer Identification Number 52-1321492

11200 Rockville Pike, Rockville, Maryland 20852

(301) 468-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐     Written communications pursuant to Rule 425 under the Securities Act

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01   Entry into a Material Definitive Agreement

        On September 15, 2004, the Registrant and two of its affiliates entered into material definitive agreements not made in the ordinary course of business of Registrant. These consist of four Purchase and Sale Agreements with affiliates of Equity Resource Investments, LLC (see list below, collectively, the “Buyers”) to sell their partnership interests in four of the twelve partnerships in which the Registrant currently holds interests (“Local Partnerships”). The sales are in furtherance of the liquidation of the Registrant pursuant to a consent solicitation approved by a majority in interest of the Registrant’s Limited Partners in March 2004.

        Equity Resource Investments, LLC and certain of its affiliates collectively own 10,180.83 Limited Partner units, or approximately 20.4% of the outstanding Limited Partner Units in the Registrant. Equity Resource Investments, LLC approached the General Partner of the Registrant with unsolicited offers to purchase the interests. The purchase prices offered are within the ranges of values for each Local Partnership estimated by the Registrant in its liquidation consent solicitation statement. Equity Resource Investments, LLC is also currently in negotiations to purchase the Registrant’s interests in five of the remaining eight Local Partnerships. There can be no assurance that the parties will reach agreement with respect to the sales of the additional interests.

        The Local Partnerships that are the subject of the Purchase and Sale Agreements and the consideration for the Registrant’s interests therein are as follows:

Name and Location of		Purchase Price of
Local Partnership Property	Buyers	Registrant's Interest
Arrowhead	BIR/ERI LP Arrowhead, L.L.C.	$1,241,449
(Palatine, IL)	BIR/ERI GP Arrowhead, L.L.C.
Country Place I	BIR/ERI LP Country Place I, L.L.C.	$7,344,120
(Burtonsville, MD)	BIR/ERI GP Country Place I, L.L.C.
Country Place II	BIR/ERI LP Country Place II, L.L.C.	$4,777,798
(Burtonsville, MD)	BIR/ERI GP Country Place II, L.L.C.
Moorings	BIR/ERI LP The Moorings, L.L.C.	$393,643
(Roselle, IL)	BIR/ERI GP The Moorings, L.L.C.

        The Purchase and Sale Agreements provide for an Inspection Period of thirty (30) days and call for closing within two business days after all of the conditions precedent to closing have been satisfied. Among other things, each Agreement is conditioned on the closings of the other three Agreements. Although there can be no guarantee that the closings will occur, the transactions are currently anticipated to close in December 2004.

        To secure the potential remedies of the Buyers in the event of adverse claims after closing, the Purchase and Sale Agreements provide for the escrow of the sum of $1,000,000 of the aggregate purchase prices for all of the interests for a period of at least six months after the closing date and the reduced sum of $500,000 for a period of at least twelve months after the closing date (or, in the event a claim is asserted, until such time as it is resolved by agreement or by adjudication). Accordingly, the amount remaining after the payment of any such claims will not be available for distribution to Registrant’s Limited Partners until after the escrow periods have expired.

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01   Entry into a Material Definitive Agreement — Continued

        Registrant and affiliates of Registrant’s Managing General Partner, C.R.I., Inc., own 100% of the outstanding interests in each of the Local Partnerships that are the subject of these four Purchase and Sale Agreements. The affiliates of Registrant are to receive consideration for the sales of their respective interests in the Local Partnerships as follows: Arrowhead (C.R.H.C., Incorporated) — $71,943; Country Place I (CRICO Limited Partnership of Burtonsville) — $425,600; Country Place II (CRICO Limited Partnership of Burtonsville) — $276,879; and Moorings (C.R.H.C., Incorporated) — $22,812.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP
(Registrant)
by: C.R.I., Inc.
Managing General Partner
September 15, 2004	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)